UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

CHICAGO BRIDGE & IRON COMPANY N.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction of incorporation)

1-12815	N.A.
(Commission File Number)	(IRS Employer Identification No.)

Prinses Beatrixlaan 35
2595 AK The Hague
The Netherlands	N.A.
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 31-70-373-2010

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015, Chicago Bridge & Iron Company N.V. (the “Company”) issued a press release announcing that Executive Vice President and Chief Financial Officer Ronald A. Ballschmiede is retiring from the Company. Michael S. Taff has been appointed to succeed as the Company’s Executive Vice President and Chief Financial Officer effective as of April 1, 2015. Westley S. Stockton, 44, is the Company’s Vice President, Controller and Chief Accounting Officer, and will assume interim responsibility for the company’s operational finance functions until April 1, 2015.

Mr. Taff, 52, will be joining CB&I from Flowserve Corporation where he served as Senior Vice President and Chief Financial Officer from January 2012 until March 31, 2015. From July 2010 until November 2011, he served as Senior Vice President and Chief Financial Officer for The Babcock and Wilcox Company following its spin-off from McDermott International, Inc. (“McDermott”). From April 2007 until July 2010, Mr. Taff served as Senior Vice President and Chief Financial Officer of McDermott and from June 2005 until April 2007, he served as its Chief Accounting Officer. Mr. Taff also has held finance leadership roles at HMT, Inc., Philip Services Corporation and British Petroleum Oil Company. He is a Certified Public Accountant and spent nine years in public accounting at Price Waterhouse.

The full text of the press release issued by the Company on March 12, 2015 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1 – Press Release dated March 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICAGO BRIDGE & IRON COMPANY N.V.
		By:	Chicago Bridge & Iron Company B.V.
		Its:	Managing Director
Date:	March 18, 2015	By:	/s/ Richard E. Chandler
Richard E. Chandler Managing Director (Executive Vice President and Chief Legal Officer)

EXHIBIT INDEX

Exhibit Number     Exhibit Description

 99.1         Press Release dated March 12, 2015